EXECUTION COPY


                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT (this "Agreement"), dated as of the 31st day of December, 2003, by and between COMMERCE ONE OPERATIONS, INC. (the "Pledgor"), a Delaware corporation and wholly-owned subsidiary of Commerce One, Inc., a Delaware corporation ("Commerce One"), and COMVEST INVESTMENT PARTNERS II LLC ("ComVest," the "Administrative Agent" or the "Pledgee"), a Delaware limited liability company, as Administrative Agent for ComVest Investment Partners II LLC and DCC Ventures, LLC (the "Purchasers"). Any capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

                              W I T N E S S E T H :

         WHEREAS, concurrently herewith, Commerce One is issuing to the Purchasers Senior Secured Non-Convertible Promissory Notes of Commerce One of even date herewith in the aggregate principal amount of Five Million Dollars ($5,000,000) (as amended or restated from time to time, the "Notes") and related warrants (the "Warrants") in accordance with the terms and conditions of a Note and Warrant Purchase Agreement, dated as of even date herewith (the "Purchase Agreement"); and

         WHEREAS, in order to induce the Purchasers to accept the Notes and the indebtedness evidenced thereby, the Pledgor has agreed to guaranty repayment of the Notes and Commerce One's performance of all of its obligations under the Purchase Agreement and the other Closing Documents, pursuant to the terms of a Guaranty, dated as of even date herewith (the "Guaranty");

         WHEREAS, in order further to induce the Purchasers to accept the Notes and the indebtedness evidenced thereby, the Pledgor has agreed to pledge to the Purchasers all of the Pledgor's rights and obligations under the Perfect Commerce Note (as such term is hereinafter defined), and all proceeds thereof as collateral security for the Obligations (as such term is hereinafter defined);

         WHEREAS, the Purchasers have appointed ComVest as Administrative Agent to act as Pledgee on behalf of the Purchasers pursuant to the terms and conditions set forth in detail in the Note and Warrant Purchase Agreement, dated on or about the date hereof, by and among Commerce One, the Pledgor and the Purchasers (the "Purchase Agreement"), the Security Agreement, dated on or about the date hereof, by and among the Pledgor and the Purchasers (the "Security Agreement") and below, and expressly agree that the Administrative Agent will be deemed the Pledgee for purposes of administering the collateral pledged pursuant to the terms and conditions set forth in detail below;


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         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Definitions.

                  In addition to those terms defined elsewhere in this Agreement, the following terms shall have the following meanings wherever used in this Agreement:

                  (a) "Event of Default" shall have the same meaning ascribed thereto in the Guaranty and the Security Agreement.

                  (b) "Obligations" shall mean the collective reference to all principal, interest, collection costs, expenses and other amounts owing or payable from time to time under the Notes, and any further amounts which, pursuant to this Agreement and/or any other security documents relating to the Notes (expressly including, but not limited to, this Agreement, the Security Agreement and the Guaranty), may be deemed part of and/or added to the Obligations, whether arising before or after the commencement of any case with respect to the Pledgee under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case).

                  (c) "Perfect Commerce Note" shall mean, collectively, the promissory notes, dated January 24, 2003, issued by eScout LLC and eScout Acquisition LLC (a/k/a Perfect Commerce) in favor of Pledgee, in the aggregate principal amount of Two Million One Hundred Eighty-Two Dollars ($2,000,182); and

                  (d) "Satisfaction Date" shall mean the earlier of (i) that date on which all of the Obligations have been paid in full or (ii) the Conversion of the Notes in accordance with their terms or (iii) the Pledgee releases its security interest in the Perfect Commerce Note following the sale of the Perfect Commerce Note by Commerce One or the Pledgor resulting in net proceeds of at least One Million Five Hundred Thousand Dollars ($1,500,000).

         2. Pledge of the Perfect Commerce Note.

                  (a) As security for the due and timely payment (whether upon maturity, by acceleration or otherwise) and performance of all of the Obligations from time to time, the Pledgor hereby pledges to the Pledgee, and grants to the Pledgee a first priority perfected lien and security interest in, the Perfect Commerce Note and all proceeds thereof, until the Satisfaction Date; provided, however, that the Pledgor shall expressly have the right to sell the Perfect Commerce Note at any time (other than if an Event of Default has occurred and is continuing), upon at least ten (10) days' prior written notice to Pledgee, in accordance with the terms of the Notes. The Pledgee shall cooperate with Pledgor, in effecting the sale of the Perfect Commerce Note, including delivering the Perfect Commerce Note and releasing its liens thereon in accordance with the terms of the Security Agreement.


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                  (b) In furtherance of the pledge hereunder, the Pledgor is, concurrently herewith, (i) delivering to the Pledgee the original Perfect Commerce Note (provided, however, that with respect to the portion of the Perfect Commerce Note that is currently held in escrow by U.S. Bank, National Association, the Pledgor shall deliver such portion to the Pledgee promptly upon its release or partial release from escrow) and (ii) causing the issuer or obligor of the Perfect Commerce Note to record on its books the lien and security interest of the Pledgee hereunder. The Pledgor hereby authorizes the Pledgee to file such financing statements as the Pledgee may deem necessary or appropriate in order to perfect and/or give notice of the pledge hereunder.

         3. Retention of the Perfect Commerce Note.

                  (a) Except as otherwise provided herein, the Pledgee shall have no obligation with respect to the Perfect Commerce Note or any other property held or received by the Pledgee hereunder, except to use reasonable care in the custody and preservation thereof, to the extent required by law.

                  (b) The Pledgee shall hold the Perfect Commerce Note and any other property held or received by the Pledgee hereunder in the form in which same are delivered herewith, unless and until there shall occur an Event of Default or the Perfect Commerce Note is sold by the Pledgor, upon at least ten
(10) days' prior written notice to the Pledgee, in accordance with the terms of the Notes.

         4. Event of Default; Power of Attorney.

                  (a) Upon the occurrence and during the continuance of any Event of Default, the Pledgee shall have the right to (i) effect any sale, transfer or disposition of all or any portion of the Perfect Commerce Note and in furtherance thereof, take possession of and endorse any and all checks, drafts, bills of exchange, money orders or other documents and instruments received on account of the Perfect Commerce Note, and apply the net proceeds thereof to the Obligations in such order as the Pledgee may determine, sell the Perfect Commerce Note, (ii) apply any funds or other property received in respect of the Perfect One Note to the Obligations, and receive in its own name any and all further distributions which may be paid in respect of the Perfect Commerce Note, all of which shall, upon receipt by the Pledgee, be applied to the Obligations in such order as the Pledgee may determine, (iii) transfer all or any portion of the Perfect Commerce Note (as determined by the Pledgee in its discretion) on the books of the issuer or obligor thereof to and in the name of the Pledgee or such other person or persons as the Pledgee may designate, (iv) collect, sue for and give acquaintance for any money due on account of any of the foregoing, and (v) take any and all other action contemplated by this Agreement, or as otherwise permitted by law, or as the Pledgee may reasonably deem necessary or appropriate, in order to accomplish the purposes of this Agreement.

                  (b) In furtherance of the foregoing powers of the Pledgee, the Pledgor hereby authorizes and appoints the Pledgee, with full powers of substitution, as the true and lawful attorney-in-fact of the Pledgor, in its name, place and stead, solely during the continuance of an Event of Default, to take any and all such action as the Pledgee, in its sole discretion, may deem necessary or appropriate in furtherance of the exercise of the aforesaid powers. Such power of


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attorney shall be coupled with an interest, and shall be irrevocable until the
Satisfaction Date. Without limitation of the foregoing, such power of attorney shall not in any manner be affected or impaired by reason of any act of the Pledgor or by operation of law. Nothing herein contained, however, shall be deemed to require or impose any duty upon the Pledgee to exercise any of the rights or powers granted herein.

                  (c) The foregoing rights and powers granted to the Pledgee, and the foregoing power of attorney, shall be fully binding upon any person who may acquire any beneficial interest in any of the Perfect Commerce Note or any other property held or received by the Pledgee hereunder.

         5. Foreclosure; Sale of Perfect Commerce Note by Pledgee.

                  (a) Without limitation of paragraph 4 above, in the event that the Pledgee shall make any sale or other disposition of any or all of the Perfect Commerce Note following an Event of Default, the Pledgee may also:

                           (i) offer and sell all or any portion of the Perfect
Commerce Note by means of a private placement restricting the offer or sale to a limited number of prospective purchasers who meet such suitability standards as the Pledgee and its counsel may deem appropriate, and who may be required to represent that they are purchasing Perfect Commerce Note for investment and not with a view to distribution; and the Pledgor hereby acknowledges, confirms and consents that the requirement to effect the offer and sale of Perfect Commerce
Note in such manner may result in lower proceeds and/or less favorable terms than would otherwise obtain if the subject Perfect Commerce Note were registered for public sale and sold by means of public offer and sale, and the Pledgor hereby waives any claims against the Pledgee by reason thereof;

                           (ii) purchase all or any portion of the Perfect
Commerce Note for the Pledgee's own account at a price not less than the highest bona fide offer received therefor, which if effected in a manner in compliance with applicable law, shall be deemed to be a commercially reasonable disposition of the subject Perfect Commerce Note;

                           (iii) sell any or all of the Perfect Commerce Note
upon credit or for future delivery, without being in any way liable for failure of the purchaser to pay for the subject Perfect Commerce Note; and

                           (iv) receive and collect the net proceeds of any sale
or other disposition of the Perfect Commerce Note, and apply same in such order and to such of the Obligations (including the costs and expenses of the sale or disposition of the Perfect Commerce Note) as the Pledgee may, in its absolute discretion, deem appropriate.

                  (b) Upon any sale by Pledgee of any of the Perfect Commerce
Note in accordance with this Agreement, the Pledgee shall have the right to assign, transfer and deliver the Perfect Commerce Note to the purchaser(s) thereof, and each such purchaser shall be entitled to hold such Perfect Commerce Note absolutely free from any right or claim of the Pledgor and/or any other person claiming any beneficial interest in the Perfect Commerce Note, including


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any equity of redemption (which right and all other such rights are hereby waived by the Pledgor to the fullest extent permitted by law).

                  (c) Nothing herein contained shall be deemed to require the Pledgee to effect any sale or disposition of any Perfect Commerce Note at any time, or to consummate any proposed public or private sale at the time and place at which same was initially called. It is the intention of the parties hereto that the Pledgee shall, subject to any further conditions imposed by this Agreement, at all times during the continuance of an Event of Default, have the right to use or deal with the Perfect Commerce Note as if the Pledgee were the outright owner thereof, and to exercise any and all rights and remedies, as a secured party in possession of collateral or otherwise, under any and all provisions of law. The Pledgor hereby waives any requirement for marshalling of assets, or for the Pledgee to proceed against any guarantor of the Obligations or any other collateral for the Obligations.

         6. Covenants, Representations and Warranties.

                  In connection with the transactions contemplated by this Agreement, and knowing that the Pledgee is and shall be relying hereon, the Pledgor hereby covenants, represents and warrants that:

                  (a) this Agreement has been duly authorized, executed and delivered by the Pledgor, and constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms; and

                  (b) the Pledgor has not taken (and, during the effectiveness of this Agreement, will not take) any action to assign, transfer or encumber any of the Perfect Commerce Note or any interest therein, other than as contemplated by this Agreement, the Purchase Agreement, the Notes and the Security Agreement.

         7. Satisfaction of Obligations; Return of the Perfect Commerce Note. To the extent that the Pledgee shall not previously have taken, acquired, sold, transferred, disposed of or otherwise realized value on the Perfect Commerce
Note in accordance with this Agreement, the Pledgee shall release its lien hereunder, execute and deliver to Pledgee a satisfaction and release, and return the Perfect Commerce Note to and in the name of the Pledgor at the Satisfaction Date. The foregoing notwithstanding, in the event and to the extent that any payment received by the Pledgee in respect of the Obligations is reduced or rescinded or is required to be repaid to the Pledgor or to any trustee or other official on behalf of the Pledgor, then such Obligations shall be restored and the Pledgee shall be restored to its collateral position with respect to any and all Perfect Commerce Note theretofore returned hereunder.


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         8. Expenses of the Pledgee. All expenses incurred by the Pledgee
(including but not limited to reasonable attorneys' fees) in connection with any actual or attempted sale or other disposition of Perfect Commerce Note hereunder during the continuance of an Event of Default shall be reimbursed to the Pledgee by the Pledgor on demand, or, at the Pledgee's option, such expenses may be added to the Obligations and shall be payable on demand and may (in addition to any and all other means of collection) be recovered out of any proceeds of sale of Perfect Commerce Note.

         9. Further Assurances. From time to time hereafter, each party shall take any and all such further action, and shall execute and deliver any and all such further documents and/or instruments, as any other party may request in order to accomplish the purposes of and fulfill the parties' obligations under this Agreement, in order to enable Pledgor to sell the Perfect Commerce Note, in order to enable the Pledgee to exercise any of its rights hereunder, and/or in order to secure more fully the Pledgee's interest in the Perfect Commerce Note.

         10. Miscellaneous.

                  (a) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by overnight courier, or by facsimile transmission or mailed by first class postage prepaid to the parties at the following addresses or facsimile numbers:

                  If to the Pledgor, to:

                  COMMERCE ONE OPERATIONS, INC.
                  c/o Commerce One, Inc.
                  One Market Street, Steuart Tower

                  Suite 1300
                  San Francisco, CA 94105
                  Attn:  General Counsel
                  Fax: (415) 644-8750

                  If to the Pledgee, to:

                  COMVEST INVESTMENT PARTNERS II LLC
                  830 Third Avenue
                  New York, NY 10022
                  Attn:  Carl Kleidman
                  Fax: (212) 829-5978

All such notices, requests and other communications will (i) if delivered personally or by overnight courier to the address as provided herein, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided herein, be deemed given upon receipt, (iii) if delivered by reputable overnight courier, be deemed given one (1) business day after being deposited with the courier service with all charges prepaid or billed to the account of the sender, and (iv) if delivered by mail in the manner described above to the address as provided herein, be deemed given upon receipt regardless of whether such notice, request or


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other communication is received by any other person to whom a copy of such notice is to be delivered pursuant hereto. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice (in the manner herein provided) specifying such change to the other party hereto.

                  (b) This Agreement shall be governed by, construed under and interpreted and enforced in accordance with laws of the State of New York, without giving effect to principles of choice of law. Any action or proceeding arising out of or relating to this Agreement shall be commenced in a federal or state court having competent jurisdiction in the State of New York, and for the purpose of any such action or proceeding, each of the parties and any assignees thereof submits to the personal jurisdiction of the State of New York. The parties hereby irrevocably consents to the exclusive personal jurisdiction of any state or federal court for New York County in the State of New York or the Southern District of New York. The parties hereby waive any objection to venue and any objection based on a more convenient form in any action instituted under this Agreement.

                  (c) This Agreement may be executed in counterparts and by facsimile. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and the Purchasers shall expressly be third-party beneficiaries of this Agreement. The Pledgor shall not, however, assign any of its rights or obligations hereunder without the prior written consent of the Pledgee. Except as otherwise referred to herein, this Agreement, the Closing Documents, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties relating to the specific subject matter hereof.

                  (d) Neither any course of dealing between the Pledgor and the Pledgee nor any failure to exercise, or any delay in exercising, on the part of the Pledgee, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege operate as a waiver of any other exercise of such right, power or privilege or any other right, power or privilege.

                  (e) The Pledgee's rights and remedies, whether hereunder or pursuant to any other agreements or by law or in equity, shall be cumulative and may be exercised singly or concurrently

                  (f) No change, amendment, modification, waiver, assignment of rights or obligations, cancellation or discharge hereof, or of any part hereof, shall be valid unless the Pledgee (and, in the case of any change, amendment or modification, the Pledgor) shall have consented thereto in writing in accordance with Section 9 of the Security Agreement.

                  (g) The captions and paragraph headings in this Agreement are for convenience of reference only, and shall not in any way define, limit or describe the construction, terms or provisions of this Agreement.

                  (h) If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not


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applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

                                       COMMERCE ONE OPERATIONS,  INC.,
                                       as Pledgor


                                       By /s/ Mark B. Hoffman
                                          -------------------------------
                                          Name:  Mark B. Hoffman
                                          Title: Chief Executive Officer


                                       COMVEST INVESTMENT PARTNERS II LLC, as
                                       Administrative Agent

                                       By:/s/ Harold Blue
                                          -------------------------------
                                          Name:  Harold Blue
                                          Title: President
ACKNOWLEDGED AND ACCEPTED:

COMMERCE ONE, INC., as Seller


By /s/ Mark B. Hoffman
   -------------------------------
   Name:  Mark B. Hoffman
   Title: Chief Executive Officer


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